                                                                    EXHIBIT 10.3

                               Bank One, Michigan
                              611 Woodward Avenue
                            Detroit, Michigan  48226

                                  May 17, 1999
Trianon Industries Corp.
24331 Sherwood
Centerline, MI 48015

                        RE:     $41,300,000 CREDIT AUTHORIZATION

Gentlemen:

        The terms and conditions under which Bank One, Michigan, f/k/a NBD Bank (the "Bank") may, in its sole and uncontrolled discretion, make loans to Trianon Industries Corp., f/k/a MS Acquisition Corp., a Delaware corporation (the "Company"), are as follows:

        1. Definitions. As used herein the following terms shall have the following respective meanings:

                "Aetna" shall mean Aetna Industries, Inc., a Delaware corporation.

                "Aetna Holdings" shall mean Aetna Holdings, Inc., a Delaware corporation.

                "Automatic Termination Date" shall mean the earliest to occur of
(a) July 30, 1999, (b) the completion of any initial public offering by the Company, (c) the completion of the consolidated refinancing for which the Bank and Banc One Capital Markets, Inc. have been mandated or the completion of any other significant financing by the Company or its Subsidiaries, (d) an Insolvency Event or (e) the date the Bank makes demand for payment of the Loans and all other indebtedness, obligations and liabilities under the Loan Documents.

                Insolvency Event shall mean the occurrence of any of the following: the Company or any of its Subsidiaries shall be dissolved or liquidated (or any judgment, order or decree therefor shall be entered), or shall generally not pay its debts as they become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors, or shall institute, or there shall be instituted against the Company or any of its Subsidiaries any proceeding or case seeking to adjudicate it a bankrupt or insolvent or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief or protection of debtors or seeking the entry of an order for relief, or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its assets, rights, revenues or property, and, if such proceeding is instituted against the Company or any of its Subsidiaries and is being contested by the Company or any of its Subsidiaries in good faith by appropriate proceedings, such proceeding shall remain undismissed or unstayed for a period of 60 days; or the Company or any of its Subsidiaries shall take any action (corporate or other) to authorize or further any of the actions described above in this subsection

                "Business Day" shall mean a day other than a Saturday, Sunday or other day on which the Bank is not open to the public for carrying on substantially all of its banking functions.

                "Capital Stock" shall mean (i) in the case of any corporation, all capital stock and any securities exchangeable for or convertible into capital stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock in or to such association or entity, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distribution of assets of, the issuing Person, and including, in all of the foregoing cases described in clauses (i), (ii), (iii) or (iv), any warrants, rights or other options to purchase or otherwise acquire any of the interests described in any of the foregoing cases.

                "Demand Note" shall mean the demand promissory note of the Company evidencing the Loans, in the form annexed hereto as Exhibit A, as amended or modified from time to time and together with any promissory note or notes issued in exchange or replacement therefor.

                "Dollars" and "$" shall mean the lawful money of the United States of America.

                "Federal Funds Rate" shall mean the per annum rate determined by the Bank from time to time as the opening Federal Funds Rate paid or payable by the Bank in its regional Federal Funds market for overnight borrowings from other banks.

                "Floating Rate" shall mean the per annum rate equal to the greater of (a) one percent (1%) per annum plus the Federal Funds Rate in effect from time to time, or (b) the Prime Rate in effect from time to time; which Floating Rate shall change simultaneously with any change in such Prime Rate or Federal Funds Rate.

                "Loan" shall mean any borrowing pursuant hereto.

                "Loan Documents" shall mean this letter agreement, the Demand Note, the Security Documents and all other agreements and documents executed pursuant hereto at any time, in each case as amended or modified from time to time.

                "Material Adverse Effect" shall mean a material adverse effect on (a) the business, assets, operations or condition (financial or otherwise) of the Company and its Subsidiaries on a consolidated basis, (b) the ability of the Company to perform its obligations under any Loan Document, or (c) the validity of enforceability of any Loan Document or the rights or remedies of the Bank under any Loan Document.

                "Negotiated Rate" shall mean, with respect to any Negotiated Rate Loan, the rate per annum agreed upon between the Company and the Bank at the time such Negotiated Rate Loan is made.

                "Negotiated Interest Period" shall mean, with respect to any Negotiated Rate Loan, the period commencing on the day such Negotiated Rate Loan is made or converted to a Negotiated Rate Loan and ending on the date agreed upon between the Company and the Bank at the time such Negotiated Rate Loan is made, and each subsequent period commencing on the last day of the immediately preceding Negotiated Interest Period and ending on the date agreed upon between the Company and the Bank at the time such Negotiated Rate Loan is elected to be continued as a Negotiated Rate Loan by the Company.

                "Negotiated Rate Loan" shall mean any Loan which bears interest at the Negotiated Rate.

                "Overdue Rate" shall mean, with respect to principal and other amounts payable by the Company hereunder (other than interest), a rate per annum that is equal to the sum of two percent (2%) per annum plus the Floating Rate.


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                "Prime Rate" shall mean the per annum rate announced by the Bank from time to time as its "prime rate" (it being acknowledged that such announced rate may not necessarily be the lowest rate charged by the Bank to any of its customers), which Prime Rate shall change simultaneously with any change in such announced rate.

                "Prime Rate Loan" shall mean any Loan which bears interest at the Prime Rate.

                "Security Documents" shall mean each pledge agreement and other collateral document executed in connection herewith which grants a lien or security interest and all other agreements and documents executed pursuant thereto at any time, in each case as amended or modified from time to time.

                "SOFEDIT" shall mean Societe Financiere d' etudes de Developpement Industrial et Technologique, a French societe anonyme.

                "Subsidiary" shall mean any corporation or other entity of any kind at least a majority of the Capital Stock of which is owned, directly or indirectly, by the Company.

        2.      Loans.

                (a) The Bank may, in its sole and uncontrolled discretion and, subject to the terms and conditions of this agreement, make Loans to the Company, from time to time from and including the effective date of this letter to but excluding the Automatic Termination Date, not to exceed $41,300,000 in aggregate principal amount at any time outstanding. The Loans will be used solely to repurchase the promissory notes described on Schedule 1 hereto ( the "Shareholder Notes") and to pay up to $400,0000 of accrued interest on the Shareholder Notes. The Loans shall be evidenced by the Demand Note, payable on the earlier of demand by the Bank in its sole discretion or the Automatic Termination Date. The Company may at any time voluntarily prepay all or any part of the Loans outstanding at such time (including any interest payable thereon), without premium or penalty, provided that any Negotiated Rate Loan may not be prepaid prior to the end of the Negotiated Interest Period with respect thereto.

                (b) Interest shall be payable on the Loans prior to the Automatic Termination Date at the Prime Rate or the Negotiated Rate, as elected by the Company hereunder. Interest shall be payable after the Automatic Termination Date at the Overdue Rate. Interest is payable on demand by the Bank in its sole discretion, provided that, unless earlier demand is made by the Bank in its sole discretion, interest will be payable on the last day of each month with respect to Prime Rate Loans and the last day of the relevant Negotiated Interest Period with respect to all Negotiated Rate Loans and on the Automatic Termination Date.

                (c) The Company shall give the Bank a verbal request, followed immediately by a written request if required by the Bank, for each requested Loan not later than 11:00 a.m. Detroit time (or such later time agreed to by the Bank) on the Business Day such Loan is requested to be made if such Loan is a Prime Rate Loan and on the date one Business Days prior to the date such Loan is requested to be made if such Loan is a Negotiated Rate Loan. Each request for a Negotiated Rate Loan shall be in a minimum amount of $1,000,000 and in integral multiples thereof. The Bank may rely on all verbal requests from any officer or other authorized person of the Company. Each request for a Loan shall constitute a representation by the Company, that both before and after giving effect to such Loan all the representations and warranties contained in Section 5 hereof are true and accurate on the date each Loan is to be made as if made on and as of such date.

                (d) The Company may elect to continue a Negotiated Rate Loan as a Negotiated Rate Loan, or may elect to convert a Prime Rate Loan to a Negotiated Rate Loan, in each case by giving written request therefor, or a verbal request followed immediately by a written request, not later than 11:00 a.m. Detroit time one Business Days prior to the date such continuation or conversion is requested, provided that an outstanding Negotiated Rate Loan may only be continued on the last day of the then current Negotiated Interest Period with respect to such Loan and provided, further, if a continuation of a Loan as, or conversion of a Loan to, a Negotiated Rate Loan is requested, such request shall also specify the Negotiated Interest Period to be applicable thereto. If the Company shall not deliver such a notice with respect to any Negotiated Rate Loan, the Company shall be deemed to have elected to convert such Loan on the last day of the then current Negotiated Interest Period with respect to such Loan to a Prime Rate Loan.

        3.      Increased Costs; Limitations on Requests. The Company agrees to
(a) reimburse the Bank for any increase in cost to the Bank of making or maintaining the Loans hereunder, or any reduction in any sum receivable hereunder by the Bank due to any change in any applicable law, treaty, rule or regulation (whether domestic or foreign) now or hereafter in effect (including without limitation the Federal Deposit Insurance Act) or any interpretation or administration thereof by any governmental authority or compliance by the Bank with any request or directive of any such authority (whether or not having the force of law), including, without limitation, in the event any of the foregoing
(i) affect the basis of taxation of payments to the Bank of any amounts payable by the Company pursuant to this agreement, (ii) impose, modify or deem applicable any insurance assessment or reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by the Bank, or (iii) affect the amount of capital required or expected to be maintained by the Bank or its parent bank holding company, and (b) indemnify the Bank for any and all losses the Bank may incur if the Company makes any payment of principal with respect to any Negotiated Rate Loan on any date other than the last day of a Negotiated Interest Period applicable thereto or if the Company fails to borrow any Loan after notice requesting such Loan has been given to the Bank. A detailed statement as to the amount of such increased cost or reduced sum receivable, prepared in good faith and submitted by the Bank to the Company, shall be conclusive and binding for all purposes absent manifest error in computation.

        4. Conditions of Loans. On or before the date hereof, the Company shall furnish to the Bank the following documents, each in form and substance reasonably satisfactory to the Bank:

                (a) Certified copies of all charter documents of the Company, including those evidencing corporate action with respect to the Loan Documents and the Loans hereunder, as the Bank shall request.

                (b) Security Documents duly executed by the Company and such other parties as may be required by the Bank in order to grant a first priority (on a pari passu basis with all other debt of the Company owing to the Bank), enforceable pledge of 64% of the Capital Stock of SOFEDIT and of 100% of the Capital Stock of Aetna Holdings and Aetna, together with such original stock certificates and other certificates and documents as may be required by the Bank in connection therewith.

                (c) Certified resolutions and legal opinions to the extent required by the Bank, each in form and substance satisfactory to the Bank.

                (d) The Demand Note duly executed by the Company.

                (e) Such other documents and agreements reasonably requested by the Bank.

        5. Representations and Warranties. The Company represents and warrants to the Bank that:

                (a) The Company is a corporation duly organized, existing and in good standing under the laws of the State of Delaware, and is duly qualified to do business and is in good standing in each additional jurisdiction where such qualification to be necessary except where failure to so qualify would not have a Material Adverse Effect.

                (b) The execution, delivery and performance by the company of the Loan Documents are within its powers, have been duly authorized, and are not in contravention of law or of the terms of any agreement or undertaking to which the Company is a party or by which it may be bound.

                (c) The Loan Documents are valid, binding and enforceable in accordance with the terms thereof, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors' rights generally and by general principals of equity (regardless of whether enforcement is sought in a proceeding of equity or at law).

                (d) No consent, approval or authorization of or declaration or filing with any governmental authority on the part of the Company is required in connection with the execution, delivery and performance of the Loan Documents.

                (e) No litigation or governmental proceeding is pending or, to the knowledge of the officers of the Company, threatened against the Company or any of its Subsidiaries which could have a Material Adverse Effect.

                (f) All financial statements of the Company furnished by the Company to the Bank are complete and accurate in all material respects and present fairly in all material respects the financial condition of the Company as of the dates of such statements and the results of its operations for the periods covered thereby, in accordance with generally accepted accounting principles, and there has been no Material Adverse Effect since the date of the latest of such statements for the Company.

                (g) The Company is in compliance in all material respects with all laws, rules, regulations, orders or similar requirements of any federal, state or local governmental authority, including without limitation those relating to any environmental matters.

                (h) All representations and warranties contained in the Security Documents are true and correct in all material respects.

                (i) The Security Documents grant a first priority, enforceable and perfected lien and security interest on 100% of the Capital Stock of Aetna Holdings and Aetna and 64% of the Capital Stock of SOFEDIT.

        6. Fees; Expenses; Etc. The Company shall pay the reasonable fees and other expenses incurred by the Bank in connection with this agreement, including without limitation the reasonable fees and expenses of Dickinson Wright PLLC, counsel for the Bank, in connection with preparation of this agreement and the documents required hereunder, the reasonable legal fees and expenses in connection with any amendments or modifications hereof and the reasonable legal fees and other expenses in connection with any event of default, any enforcement hereof or any related agreements. Additionally, the Company hereby indemnifies and agrees to hold harmless the Bank and its officers, directors, employees and agents (each, an "Indemnified Person") from and against any and all claims, damages, losses, liabilities, costs or expenses (collectively, "Claims") of any kind or nature whatsoever (including reasonable attorneys fees in connection with any investigative, administrative or judicial proceeding whether or not such Indemnified Person shall be designated as a party thereto) which the Bank or any such Indemnified Person may incur or which may be claimed against any of them by reason of or in connection or relating to this agreement or any of the transactions contemplated hereby, any use by the Company of any of the Loans, under any environmental laws or due to any other activities or transactions of the Company to the maximum extent permitted by law; provided, that the Company shall not be liable for any indemnification to any Indemnified Person to the extent that any Claim arises from such Indemnified Person's gross negligence or willful misconduct.


        7. Remedies. On the Automatic Termination Date, the Bank may exercise all of its rights and remedies under the Loan Documents, under any other agreement or otherwise provided by law or available to the Bank. In addition to the foregoing, upon the occurrence and during the continuance of any Automatic Termination Date, the Bank may at any time and from time to time, without notice to the Company (any requirement for such notice being expressly waived by the Company) set off and apply against any and all of the obligations of the Company now or hereafter existing under or pursuant to this agreement, any and all deposits (general or special, time or demand, provisional or final) at any time held and other debt at any time owing by the Bank to or for the credit or the account of the Company and any property of the Company from time to time in possession of the Bank, irrespective of whether or not the Bank shall have made any demand hereunder and although such obligations may be contingent and unmatured. The Company hereby grants to the Bank a lien on and security interest in all such deposits, debt and property as collateral security for the payment and performance of the obligations of the Company under this agreement. The rights of the Bank under the foregoing sentence are in addition to other rights and remedies (including, without limitation, other rights of setoff) which the Bank may have.

        8. DISCRETIONARY LOANS; DEMAND OBLIGATIONS. NOTWITHSTANDING ANY PROVISION OF THIS AGREEMENT, IT IS UNDERSTOOD AND AGREED THAT THE BANK SHALL AT NO TIME BE OBLIGATED TO MAKE ANY LOAN HEREUNDER, DESPITE COMPLIANCE WITH ANY EXPRESS CONDITIONS PRECEDENT THERETO. ADDITIONALLY, NOTWITHSTANDING ANY PROVISION OF THIS AGREEMENT OR THE DEMAND NOTE, IT IS UNDERSTOOD AND AGREED THAT THE DEMAND NOTE SUBJECT TO BEING CALLED AT ANY TIME WITHOUT REASON UPON ACTUAL DEMAND BY THE BANK. THE INCLUSION OF PERIODIC INTEREST PAYMENTS IS MERELY TO PROVIDE TERMS FOR THE PAYMENT OF INTEREST IN THE ABSENCE OF ACTUAL DEMAND, AND THE INCLUSION OF THE AUTOMATIC TERMINATION DATE MAKES THIS DEMAND NOTE PAYABLE WITHOUT AN ACTUAL DEMAND UPON THE OCCURRENCE THEREOF, AND NEITHER OF THE FOREGOING AFFECTS OR IMPAIRS THE BANK'S ABSOLUTE RIGHT TO DEMAND PAYMENT OF THIS DEMAND NOTE AT ANY TIME WITHOUT REASON, AND THE COMPANY SPECIFICALLY ACKNOWLEDGES THAT THE BANK MAY AT ANY TIME DEMAND PAYMENT OF THIS DEMAND NOTE FOR ANY REASON, WHETHER RELATED TO THE COMPANY OR UNRELATED TO THE COMPANY, OR FOR NO REASON, ALL IN THE BANK'S SOLE DISCRETION.

        9. Notices. All notices, demands, request and consents hereunder shall be in writing and shall be effective when received, except that any notice or demand which by any provision of this agreement is required or provided to be given or served to or upon the Company shall be deemed to have been given or served for all purposes by being sent as registered mail, postage prepaid, addressed as follows: Trianon Industries Corp., 24331 Sherwood, Centerline, MI 48015, Attention: Harold Brown, Telephone No. (810) 759 2200, Telecopy No. (810) 759 0508, Trianon Industries Corp., Thomas Edison, Quarteir des Chenes B.P. 605, 78056 St. Quentin en Yvelines Cedex, France Telephone: 011-331-39- 41-2000, Telecopy No. 011-331-30-48-5391, Attention Jean-Claude Garolla or, if any other address shall at any time be designated by the Company in writing to the Bank, to such other address.

        10. Miscellaneous. The Loan Documents embody the entire agreement and understanding between the Company and the Bank and supersedes all prior agreements and understandings relating to the subject matter hereof. No amendment, modification or waiver of any provision of this agreement nor any consent to a departure therefrom shall be effective unless the same shall be in writing and signed by the Bank and the Company. No failure of the Bank or of the holder of the Demand Note in exercising any right, power or privilege hereunder shall affect such right, power or privilege, nor shall any single or partial exercise thereof preclude any further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies of the Bank and those of the holder of the Demand Note under this agreement are cumulative and not exclusive of any rights or remedies which either of them may otherwise have. All payments to be made by the Company hereunder shall be made in immediately available funds to the Bank at its main banking office in Detroit, Michigan not later than 1:00 p.m. Detroit time on the date on which such payment shall become due, and all payments received after 1:00 p.m. shall be deemed received on the following Business Day. All payments due hereunder which are not due on a Business Day shall be due on the next succeeding Business Day and interest shall continue to accrue at the applicable rate. The Company further agrees to deliver such Security Documents and other agreements and legal opinions as may be required to grant a first priority lien and security interests on 100% of the Capital Stock of each domestic Subsidiary of the Company now or hereafter formed and 64% of the Capital Stock of SOFEDIT.

        11. Waiver of Jury Trial. The Bank and the Company, after consulting or having had the opportunity to consult with counsel, knowingly, voluntarily and intentionally waive any right either of them may have to a trial by jury in any litigation based upon or arising out of this agreement or any related instrument or agreement or any of the transactions contemplated by this agreement or any course of conduct, dealing, statements (whether oral or written) or actions of either of them. Neither the Bank nor the Company shall seek to consolidate, by counterclaim or otherwise, any such action in which a jury trial has been waived with any other action in which a jury trial cannot be or has not been waived. These provisions shall not be deemed to have been modified in any respect or relinquished by either the Bank or the Company except by a written instrument executed by both of them.

        12. Governing Law. This agreement shall be governed by and construed in accordance with the laws of the State of Michigan applicable to contracts made and to be performed entirely within such State and without giving effect to choice of law principles of such State.

        13. Binding Effect. All representations, warranties, covenants and agreements herein contained shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto whether or not so expressed.

        Should the foregoing be agreeable to you, as it is to us, please indicate your agreement and acceptance by executing and returning the enclosed copy of this letter, whereupon this agreement shall be effective as of the date of this letter.

                                                Very truly yours,

                                                BANK ONE, MICHIGAN

                                                By:  /s/ Thomas A. Gamm
                                                   ----------------------------
                                                   Its:  Vice President
                                                       ------------------------
Agreed and accepted:

TRIANON INDUSTRIES CORP.

By:  /s/ Francis Barge
   -----------------------
Its:    Chief Executive Officer
    -----------------------------

                                  DEMAND NOTE

$41,300,000                                                         May 17, 1999
                                                               Detroit, Michigan

        ON DEMAND, or, if earlier, the Automatic Termination Date, for value received, TRIANON INDUSTRIES CORP., f/k/a MS ACQUISITION CORP., a Delaware corporation (the "Company"), hereby unconditionally promises to pay to the order of BANK ONE, MICHIGAN, f/k/a NBD Bank, a Michigan banking corporation (the "Bank"), at the principal office of the Bank, in lawful money of the United States of America and in immediately available funds, the principal sum of Forty-One Million Three Hundred Thousand Dollars ($41,300,000), or such lesser amount as is recorded on the schedule attached hereto, or in the books and records of the Bank; and, unless sooner demand is made, to pay interest on the unpaid principal balance hereof from time to time outstanding, in like money and funds, at the rates and at the time set forth in the Letter Agreement referred to below.

        This Demand Note evidences one or more loans made under a letter agreement of even date herewith (as amended or modified from time to time, the "Letter Agreement"), by and between the Company and the Bank, to which reference is hereby made for a statement of the circumstances under which this Demand Note shall be immediately due and payable without notice or demand, the collateral security for this Demand Note and other terms relating hereto. Terms used but not defined herein shall have the respective meanings ascribed thereto in the Letter Agreement.

        The Bank is hereby authorized by the Company to record on the schedule attached to this Demand Note, or on its books and records, the date, amount and type of each loan, the applicable interest rate (including any changes therein), the amount of each payment of principal thereon and the other information provided for on such schedule, which schedule or such books and records, as the case may be, shall constitute prima facie evidence of the information so recorded, provided, however, that any failure by the Bank to record any such information shall not relieve the Company of its obligation to repay the outstanding principal amount of such loans, all accrued interest thereon and any amount payable with respect thereto in accordance with the terms of this Demand Note and the Letter Agreement.

        The Company and each endorser or guarantor hereof waives demand, presentment, protest, diligence, notice of dishonor and any other formality in connection with this Demand Note. The Company further agrees to pay, in addition to the principal, interest and other sums due and payable hereon, all costs of collecting this Demand Note, as set forth in the Letter Agreement.

        This Demand Note is made under, and shall be governed by and construed in accordance with, the laws of the State of Michigan applicable to contracts made and to be performed entirely within such State and without giving effect to choice of law principles of such State.

THIS DEMAND NOTE IS A DEMAND NOTE SUBJECT TO BEING CALLED AT ANY TIME WITHOUT REASON UPON ACTUAL DEMAND BY THE BANK. THE INCLUSION OF PERIODIC INTEREST PAYMENTS IS MERELY TO PROVIDE TERMS FOR THE PAYMENT OF INTEREST IN THE ABSENCE OF ACTUAL DEMAND, AND THE INCLUSION OF THE AUTOMATIC TERMINATION DATE MAKES THIS DEMAND NOTE PAYABLE WITHOUT AN ACTUAL DEMAND UPON THE OCCURRENCE THEREOF, AND NEITHER OF THE FOREGOING AFFECTS OR IMPAIRS THE BANK'S ABSOLUTE RIGHT TO DEMAND PAYMENT OF THIS DEMAND NOTE AT ANY TIME WITHOUT REASON, AND THE COMPANY SPECIFICALLY ACKNOWLEDGES THAT THE BANK MAY AT ANY TIME DEMAND PAYMENT OF THIS DEMAND NOTE FOR ANY REASON, WHETHER RELATED TO THE COMPANY OR UNRELATED TO THE COMPANY, OR FOR NO REASON, ALL IN THE BANK'S SOLE DISCRETION.


                                                TRIANON INDUSTRIES CORP.



                                                By:
                                                   ----------------------------
                                                   Its:
                                                       ------------------------

                         Schedule to Demand Note, dated
     May 17, 1999, issued by Trianon Industries Corp. to Bank One, Michigan


Transaction            Principal            Interest          Principal         Principal Balance       Notation
   Date              Amount of Loan           Rate           Amount Paid           Outstanding          Made by
-----------          --------------         --------         -----------        -----------------       --------
